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                                                                       EXHIBIT 9


                                October 25, 2004


Opus Investment Trust
440 Lincoln Street
Worcester, MA  01653

Ladies and Gentlemen:


In my capacity as Secretary of and Counsel to Opus Investment Trust (the "Trust"), I have participated in the preparation of Pre-effective Amendment No. 3 to its Registration Statement on Form N-1A under the Investment Company Act of 1940 and the Securities Act of 1933 with respect to the issuance of its shares. I am of the opinion that, when sold in accordance with the terms of the Prospectuses and Statement of Additional Information in effect at the time of sale, the shares of Opus Cash Reserves, a Fund of the Trust, will be legally issued, fully paid and non-assessable by the Trust.


In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form N-1A.

                                        Sincerely,


                                        /s/ George M. Boyd
                                        -----------------------------------
                                        George M. Boyd
                                        Secretary and Counsel